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                                                                    EXHIBIT 10.2


                  FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

     THIS FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT (this "Amendment") is made and entered into as of this 12th day of August, 1998, by and between Atlantic Richfield Company, a Delaware corporation ("Seller"), and Vastar Resources, Inc., a Delaware corporation ("Purchaser").

     WHEREAS, Seller owns all of the issued and outstanding shares of capital stock (the "Shares") of Western Midway Company, a Delaware corporation (the "Company"); and

     WHEREAS, Seller and Purchaser entered into that certain Stock Purchase Agreement dated the 4th day of August, 1998, by which Seller would sell the Shares and Purchaser would purchase the Shares on certain terms and conditions contained therein (the "Stock Purchase Agreement"); and

     WHEREAS, since the time of execution of the Stock Purchase Agreement, Seller and Purchaser have identified certain additional matters to be addressed between them in connection with the transaction contemplated thereby and desire to reflect their agreement with respect to such matters by the execution of this Amendment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree that the Stock Purchase Agreement shall be amended as follows:

     1. In Section 11.2, beginning in line 9, the words "provided that the Seller Indemnified Loss arising from Purchaser's breach of its covenant in
Section 10.5 shall be discounted to its present value as of the Closing Date using a discount rate of 10%" shall be deleted in their entirety and replaced with the following: "provided that the Seller Indemnified Loss arising from Purchaser's breach of its covenant in Section 10.5 shall be limited to the difference between the actual tax payment, if any, made at the time of breach and the present value of the tax payment of equal amount assumed to be made ten years and one day from the Closing Date, using a discount rate of 10%."

     2. The last sentence of Section 5.6 shall be deleted in its entirety and replaced with the following: "If there occurs a Breakage Event under Section 5.11(c)(viii) of the Exchange Agreement, then Purchaser shall pay Seller 50% of Seller's share of the Breakage Amount (as defined in and calculated under Section 5.11(e) of the Exchange Agreement) promptly upon Purchaser's receipt of notice thereof or, if applicable, Seller shall pay Purchaser 50% of Seller's share of the Breakage Gain (as defined in and calculated under Section 5.11(e) of the Exchange Agreement) promptly upon Seller's receipt of same."


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     IT IS ACKNOWLEDGED by Seller and Purchaser that the Stock Purchase
Agreement, as amended herein, remains in full force and effect in accordance with its terms.

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.


                              ATLANTIC RICHFIELD COMPANY

                              By:  /s/ Terry G. Dallas
                                   ----------------------------------------
                                   Name:  Terry G. Dallas
                                          ---------------------------------
                                   Title: Senior Vice President, Treasurer
                                          ---------------------------------


                              VASTAR RESOURCES, INC.

                              By:  /s/ Charles D. Davidson
                                   ---------------------------------
                                   Name:  Charles D. Davidson
                                          ---------------------------------
                                   Title: President & CEO
                                          ---------------------------------



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